UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2009

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2009, Far East Energy Corporation (the “Company”) and its wholly-owned subsidiary, Far East Energy (Bermuda), Ltd. (“FEEB”), formed a strategic alliance with Arrow Energy International Pte Ltd (“Arrow”), the Singapore-based subsidiary of Arrow Energy Limited, a large Australian coalbed methane producer. Specifically, on that date, (i) FEEB and Arrow entered into a Farmout Agreement (the “Farmout Agreement”) under which, subject to certain conditions, FEEB will assign to Arrow 75.25% of its rights (the “Assignment”) in the Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Qinnan Area in Shanxi Province, Qinshui Basin, the People’s Republic of China dated April 16, 2002 between China United Coalbed Methane Corporation Ltd. and Phillips China Inc. (the “Qinnan PSC”), (ii) the Company, FEEB and Arrow entered into a Securities Purchase Agreement (the “Purchase Agreement”), (iii) FEEB issued an Exchangeable Note, $10,000,000 principal amount (the “Exchangeable Note”), to Arrow for $10,000,000 in cash, (iv) the Company issued a Warrant (the “Warrant”) to Arrow for 7,420,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $1.00 per share, and (v) the Company and Arrow entered into a Registration Rights Agreement (the “Registration Rights Agreement” and, collectively with the other agreements described in the preceding clauses (i) through (iv), the “Agreements”).

Farmout Agreement

The Farmout Agreement conditions the Assignment on, among other things, the receipt of required approvals from the government of the People’s Republic of China (collectively, the “Farm-In Conditions”) on or prior to October 15, 2009 or such later date as the parties may agree upon (the “Farm-In Deadline”). The parties are required to exercise their respective commercially reasonable efforts in good faith to satisfy the Farm-In Conditions within the specified timeframe. Upon satisfaction of the Farm-In Conditions, Arrow will make an initial payment to the Company of $8,000,000, and, subject to certain conditions, including government approval for the extension of the current exploration period, Arrow will fund all exploration costs associated with the Qinnan PSC up to a maximum of $30,000,000. After Arrow reaches such $30,000,000 cap, FEEB and Arrow will share further Qinnan area exploration costs in proportion to their participating interests in the Qinnan PSC, provided that FEEB may, in its discretion, instead elect to assign all of its interest in the Qinnan PSC to Arrow subject to retaining a 2% overriding royalty interest. In addition, under the Farmout Agreement, if the parties obtain Chinese governmental approval of an overall development program for the Qinnan area, Arrow will pay FEEB an additional $8,000,000 in cash as a bonus, and FEEB will have the option to assign all of its interest in the Qinnan PSC to Arrow, while retaining a 5% overriding royalty interest. If an overall development program is approved, then FEEB and Arrow will share related development costs and any future revenues for such area on a pro-rata basis in accordance with their participating interests in the Qinnan PSC.

If the Farm-In Conditions are not satisfied prior to the Farm-In Deadline, then either party has the right to terminate the Farmout Agreement by delivering notice of such termination to the other party. In addition to the foregoing, the Farmout Agreement contains certain customary representations, warranties and covenants of the parties. Further, if certain events of default occur, then FEEB will be entitled to exercise rights to revoke the Assignment and the Farmout Agreement will automatically terminate.

Purchase Agreement

Under the Purchase Agreement, FEEB issued Arrow the Exchangeable Note, the Company issued Arrow the Warrant and Arrow paid FEEB $10,000,000 in cash. The offer and issuance of the Exchangeable Note and Warrant were exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D thereunder (“Rule 506”), which provides an exemption for offers and sales solely to “accredited investors” (as such term is defined in Regulation D under the Securities Act) in compliance with the provisions stated therein. The Purchase Agreement contains customary representations and warranties of the parties, including as to facts relevant to the parties’ reliance on the registration exemption provided by Rule 506, each party’s authorization and ability to consummate the transactions contemplated by the Agreements and certain information about the business, operations and position of the Company and its subsidiaries.

Exchangeable Note

The Exchangeable Note has an initial principal amount of $10,000,000 and bears interest at a rate of 8% per annum, beginning on the Farm-In Deadline, with maturity occurring on March 13, 2011 (the “Maturity Date”), unless repaid earlier. Principal and interest is due and payable on the Maturity Date or earlier if payment is accelerated upon the occurrence and continuance of an Event of Default (addressed below).

Arrow has the right at any time to exchange the Exchangeable Note in whole or in part for shares of Common Stock at an exchange rate of 21,052.63 shares per $10,000 (or $0.475 per share) of principal and interest (the “Exchange Rate”), subject to certain equitable adjustment mechanisms in the event of a sale of the Company, stock split or similar occurrence. However, if certain conditions to the effectiveness of the Assignment are satisfied on or before the Farm-In Deadline, the entire principal amount of the Exchangeable Note will automatically be exchanged for shares of Common Stock at the Exchange Rate, subject to the same adjustment mechanisms.

The Exchangeable Note contains certain restrictive covenants applicable to the Company and FEEB, including, among others, restrictions on the incurrence of indebtedness that ranks senior to or pari passu with the Exchangeable Note, restrictions on FEEB’s ability to sell all of its rights under the production sharing contract governing the Shouyang area in Shanxi Province, Qinshui Basin, the People’s Republic of China (the “Shouyang PSC”) and an obligation of the Company to timely file reports required to be filed with the Securities and Exchange Commission. The Company has guaranteed FEEB’s payment obligations under the Exchangeable Note.

An Event of Default will occur under the Exchangeable Note if at any time (i) the Company fails to issue the required shares of Common Stock upon exchange of the Note, (ii) FEEB sells all of its rights under the Shouyang PSC, (iii) any of the Company and its subsidiaries incurs indebtedness that is not subordinated to FEEB’s obligations under the Exchangeable Note, (iv) FEEB declares bankruptcy, (v) the Company and its subsidiaries, taken as a whole, cease to carry on all or substantially all of their business or (vi) it becomes unlawful for the Company and FEEB to carry out their material obligations under the Exchangeable Note. In addition, after the Farm-In Deadline, additional circumstances may trigger an Event of Default under the Exchangeable Note, including, subject to specified qualifications and limitations, if (i) either the Company or FEEB does not comply with its obligations under the Exchangeable Note or the Securities Purchase Agreement, (ii) any judgment in excess of $1,000,000 is rendered against the Company or any of its subsidiaries and remains undischarged or unvacated for 30 days, (iii) any of the Company and its subsidiaries fails to make any payments on indebtedness, or any of their indebtedness is accelerated, where the amount unpaid or accelerated, as applicable, exceeds $500,000, or (iv) any required governmental or other approvals necessary to maintain the validity of the Exchangeable Note, or allow the Company or FEEB to perform its obligations thereunder, ceases to be in effect. Under the Exchangeable Note, in certain cases, the Company or FEEB, as applicable, is entitled to notice of a circumstance that may become an Event of Default and an opportunity to cure the default before it becomes an Event of Default. Upon the occurrence of an Event of Default, Arrow may declare all amounts outstanding under the Exchangeable Note immediately due and payable.

Warrant

The Warrant entitles Arrow to purchase 7,420,000 shares of Common Stock at an exercise price of $1.00 per share, subject to certain equitable adjustment mechanisms in the event of a sale of the Company, stock split or similar occurrence. The Warrant may be exercised in whole or in part only upon satisfaction of certain conditions to the effectiveness of the Assignment and is exercisable until the date that is eighteen months from March 13, 2009 (the “Exercise Period”). If, during the Exercise Period, the trading price of the Common Stock equals or exceeds $1.50 per share for fifteen or more consecutive trading days, the Company will have the right to require Arrow either to exercise the Warrant or relinquish its rights thereunder.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement on or prior to June 11, 2009 on Form S-1 or, if available to the Company, Form S-3 to register the shares issuable upon exercise of the Warrant and upon exchange of the Exchangeable Note (the “Registrable Securities”). The Company must also use its commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable following the filing date and to make such amendments and supplements to such registration statement as may be necessary to comply with the Securities Act and to keep such registration statement effective with respect to the Registrable Securities for up to two years.

The descriptions of terms and conditions of the Exchangeable Note, the Warrant, the Registration Rights Agreement, the Farmout Agreement and the Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Exchangeable Note, the Warrant, the Registration Rights Agreement, the Farmout Agreement and the Purchase Agreement filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 16, 2009, the Company issued a press release regarding the transactions with Arrow. A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Exchangeable Note dated March 13, 2009, among Far East Energy (Bermuda), Ltd., as issuer, to Arrow Energy International Pte Ltd, as holder, and Far East Energy Corporation, as guarantor.

4.2	Warrant dated March 13, 2009 issued by Far East Energy Corporation to Arrow Energy International Pte Ltd.

4.3	Registration Rights Agreement dated March 13, 2009, between Far East Energy Corporation and Arrow Energy International Pte Ltd.

10.1	Farmout Agreement dated March 13, 2009, among Far East Energy Corporation, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd.

10.2	Securities Purchase Agreement dated March 13, 2009, among Far East Energy Corporation, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd.

99.1	Press release dated March 16, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2009

Far East Energy Corporation

By:	/s/ Andrew Lai
Andrew Lai
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
4.1	Exchangeable Note dated March 13, 2009, among Far East Energy (Bermuda), Ltd., as issuer, to Arrow Energy International Pte Ltd, as holder, and Far East Energy Corporation, as guarantor.

4.2	Warrant dated March 13, 2009 issued by Far East Energy Corporation to Arrow Energy International Pte Ltd.

4.3	Registration Rights Agreement dated March 13, 2009, between Far East Energy Corporation and Arrow Energy International Pte Ltd.

10.1	Farmout Agreement dated March 13, 2009, among Far East Energy Corporation, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd.

10.2	Securities Purchase Agreement dated March 13, 2009, among Far East Energy Corporation, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd.

99.1	Press release dated March 16, 2009.